                                                                    Exhibit  1.1








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                              ALTRA HOLDINGS, INC.
                            (a Delaware corporation)
                       10,000,000 Shares of Common Stock
                               PURCHASE AGREEMENT
























Dated:  [         , 2006]


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                              ALTRA HOLDINGS, INC.
                            (a Delaware corporation)
                       10,000,000 Shares of Common Stock
                           Par Value $0.001 Per Share

                               PURCHASE AGREEMENT


                                                                     [   , 2006]

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

Jefferies & Company
Wachovia Securities
Robert W. Baird & Co.
c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

         Altra Holdings, Inc., a Delaware corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section X hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section II(B) hereof to purchase all or any part of [1,500,000] additional shares of Common Stock to cover overallotments, if any. The aforesaid [10,000,000] shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the [1,500,000] shares of Common Stock subject to the option described in Section II(B) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

         The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

         The Company, the Selling Shareholders and the Underwriters agree that up to 5% of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company (the "Invitees"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. ("NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-137660), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         I.       Representations and Warranties.

         A. Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section I(A)(1) hereof, as of the Closing Time referred to in Section II(C) hereof, and as of each Date of Delivery (if any) referred to in Section II(B) hereof, and agrees with each Underwriter, as follows:

         1. Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the

                  1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         As used in this subsection and elsewhere in this Agreement:

         "Applicable Time" means (Eastern time) on [     ] or such other time as
agreed by the Company and Merrill Lynch.

         "Statutory Prospectus" as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time.

         "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433"), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

         "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.

         "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

         The Company has made available a "bona fide electronic road show," as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the "Bona Fide Electronic Road Show") such that no filing of any "road show" (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

         Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

         The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.

         Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 of the 1933 Act Regulations.

         2. Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         3. Financial Statements. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, in each case on the basis stated in the Registration Statement; said consolidated financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as disclosed therein. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

         4. No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) except as described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Selling Shareholders on any class of its capital stock.

         5. Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         6. Good Standing of Subsidiaries. Each material "subsidiary" of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock, limited liability company interests or limited partnership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock, limited liability company interests or limited partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder, member or partner of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

         7. Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         8. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         9. Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the

                  Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

         10. Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, limited liability company agreement, partnership agreement or other organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws, limited liability company agreement, partnership agreement or other organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

         11. Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, with respect to any such dispute or disturbance, would result in a Material Adverse Effect.

         12. Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or would reasonably be likely to result in a Material Adverse Effect, or which would reasonably be likely to materially and adversely affect the material properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

         13. Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or, the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

         14. Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

         15. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) filing with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation, which will be made on or prior to the Applicable Time, (ii) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (iii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

         16. Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         17. Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively,

                  "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         18. Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

         19. Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

         20. Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release into the environment or threatened release into the environment of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos-containing materials (collectively, "Hazardous Materials") or to the environmental aspects of the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required for their respective operations under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or to the knowledge of the Company threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation or proceedings or, to the knowledge of the Company, any investigation relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company there are no known events or circumstances existing as of the date hereof that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         21. Registration Rights. (i) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement other than rights which have been waived and (ii) there are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act other than as described in the Prospectus.

         22. Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company's most recent audited fiscal year, there has been (1) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (2) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                  The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

         23. Compliance with the Sarbanes-Oxley Act. Since the initial filing date of the Registration Statement, there has been no failure on the part of the Company or its directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"). The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with the provisions of the Sarbanes-Oxley Act that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that they will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or will become applicable to the Company at all times after the effectiveness of the Registration Statement.

         24. Payment of Taxes. Except to the extent the failure or inadequacy would not result in a Material Adverse Effect, (i) all United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided; (ii) the Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided; and (iii) the charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

         25. Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business of the same or similar size and/or otherwise similarly situated, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

         26. Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the consent to the use of such data from sources requiring consent.

         27. Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

         28. Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries do business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency within such jurisdictions (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

         29. OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         30. Stock Option Awards. The Company has no outstanding stock option awards.

         31. Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the

                  Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         B. Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

         1. Accurate Disclosure. Such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus; provided, however, that this representation and warranty is only being given by those Selling Shareholders who are officers of the Company.

         2. Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

         3. Authorization of Power of Attorney. The Power of Attorney, in the form heretofore furnished to the Representative (the "Power of Attorney"), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

         4. Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, or (ii) result in any violation of (a) the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (b) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties; except in the case of clause (i) or clause
                  (ii)(b), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the consummation of such Selling Shareholder's obligations hereunder and thereunder.

         5. Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

         6. Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC")[ (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee)], registration of such Securities in the name of Cede or such other nominee[ (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee)], and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim," within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC"), to such Securities), (A) DTC shall be a "protected purchaser," within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any "adverse claim," within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery[ (if necessary)] and crediting occur,
                  (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation," within the meaning of
                  Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

         7. Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         8. Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney, or in connection with the sale and delivery of the Securities by the Selling Shareholders hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may not reasonably be expected to impair in any material respect the consummation of the Selling Shareholders' obligations hereunder, (ii) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (iii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

         9. No Association with NASD. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the NASD), any member firm of the NASD.

         10. Officer's Certificates. Any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

         II.      Sale and Delivery to Underwriters; Closing.

         A. Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section X hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

         B. Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [1,500,000] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

         C. Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver and Jacobson LLP in the City of New York, or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section X), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representative to the Company and the Selling Shareholders.

         Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney, as the case may be, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         D. Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         E. Appointment of Qualified Independent Underwriter. The Company and the Selling Shareholders hereby confirm their engagement of Robert W. Baird & Co. Incorporated ("Robert W. Baird") as, and Robert W. Baird hereby confirms its agreement with the Company and the Selling Shareholders to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Robert W. Baird, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

         III. Covenants of the Company and the Selling Shareholders. The Company covenants with each Underwriter as follows:

         A. Compliance with Securities Regulations and Commission Requests. The Company, subject to Section III(B), will comply with the requirements of Rule 430A, and will notify the Representative immediately, (1) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (2) of the receipt of any comments from the Commission, (3) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (5) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

         B. Filing of Amendments and Exchange Act Documents. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters reasonably shall object (other than a document which the Company believes it is required by law to file). The Company will give the Representative notice of its intention to make any such filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing

Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object (other than a document which the Company believes it is required to file by law).

         C. Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and copies of all signed consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         D. Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         E. Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section III(B), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such

Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

         F. Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other domestic jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         G. Rule 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the "1934 Act") as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         H. Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

         I. Listing. The Company will use its commercially reasonable efforts to effect and maintain the quotation of the Securities on the Nasdaq Global Market.

         J. Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (1) or
(2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (including any preferred stock) and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         K. Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         L. Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such Reserved Securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

         M. Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus." Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this
Section III(M) shall restrict the Company from making any filings required under the 1934 Act or 1934 Act Regulations.

         IV. Payment of Expenses.

         A. Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including
(1) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (2) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (3) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (4) the fees and disbursements of the Company's counsel, accountants and other advisors, (5) the qualification of the Securities under securities laws in accordance with the provisions of
Section III(F) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (6) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (7) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (8) the fees and expenses of any transfer agent or registrar for the Securities, (9) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics prepared by third party vendors, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants (but the cost of aircraft and other transportation chartered in connection with the road show shall be paid for by both the Underwriters and the Company in equal parts), (10) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities (provided that such reimbursable legal fees shall not exceed $20,000) and (11) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market.

         B. Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (1) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and (2) the fees and disbursements of their respective counsel and other advisors. It being understood, however, that the Company should bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the fees and expenses of Weil, Gotshal & Manges LLP in connection with the transactions contemplated by this Agreement or the cost of any other matters not directly relating to the sale and purchase of the Securities by the Selling Shareholders pursuant to this Agreement.

         C. Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section V, Section IX(A)(1) or Section XI hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         D. Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

         V. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section I hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         A. Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

         B. Opinion of Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Weil, Gotshal & Manges LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         C. Opinion of Counsel for the Selling Shareholders. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Weil, Gotshal & Manges LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         D. Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i),
(ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through
(x), inclusive, (xi), (xiii) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         E. Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(1) there has been no such material adverse change, (2) the representations and warranties in Section I(A) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (3) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (4) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened by the Commission.

         F. Certificate of Selling Shareholders. At Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(1) the representations and warranties of each Selling Shareholder contained in
Section I(B) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (2) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         G. Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from each of Ernst & Young LLP and BDO Stoy Hayward LLP, a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         H. Bring-down Comfort Letter. At Closing Time, the Representative shall have received from each of Ernst & Young LLP and BDO Stoy Hayward LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (G) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         I. Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

         J. No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         K. Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

         L. Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section II(B) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

         1. Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section V(E) hereof remains true and correct as of such Date of Delivery.

         2. Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section V(F) remains true and correct as of such Date of Delivery.

         3. Opinion of Counsel for Company. The opinion of Weil, Gotshal & Manges LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section V(B) hereof.

         4. Opinion of Counsel for the Selling Shareholders. The opinion of Weil, Gotshal & Manges LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section V(C) hereof.

         5. Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section V(D) hereof.

         6. Bring-down Comfort Letter. A letter from Ernst & Young LLP and from BDO Stoy Hayward LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section V(G) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         M. Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

         N. Termination of Agreement. If any condition specified in this Section, other than clause (L)(5), shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by written notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
Section IV and except that Sections I, VI, VII and VIII shall survive any such termination and remain in full force and effect.

         VI. Indemnification.

         A. Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  1. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  2. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section VI (E) below) any such settlement is effected with the written consent of the Company.

                  3. against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or
                           (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

         (2) In addition to and without limitation of the Company's obligation to indemnify Robert W. Baird as an Underwriter, the Company agrees to indemnify and hold harmless the Independent Underwriter, its Affiliates and Selling Agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Securities.

                  B. Indemnification by Selling Shareholder. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(A)(1), (2) and (3) above in connection with the offering of the Securities by the Selling Shareholder; provided, however, that the aggregate indemnification liability of each Selling Shareholder shall not exceed the net proceeds received by such person from the sale of the Securities sold by such person in the public offering pursuant to this Agreement; and provided, further that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement in reliance upon and in conformity with information furnished by such Selling Shareholder expressly for use in such document, it being understood and agreed that the only such information furnished by the Selling Shareholders consists of the names and addresses of the Selling Shareholders.

         C. Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (A) (1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein.

         D. Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section VI(A) (1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section VI(C) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section VI or Section VII hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         E. Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section VI(A) (1) or settlement of any claim in connection with any violation referred to in Section VI(F) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         F. Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (1) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (2) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (3) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (4) related to, or arising out of or in connection with, the offering of the Reserved Securities.

         G. Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

         VII. Contribution. If the indemnification provided for in Section VI hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section VI (F) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, it being understood and agreed that the only such information supplied by the Selling Shareholders consists of the names and addresses of the Selling Shareholders, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or in connection with any violation of the nature referred to in Section VI (F) hereof.

         The Company, the Selling Shareholders and the Underwriters agree that Robert W. Baird will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

         The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
VII. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section VII shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section VII, no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the sale of the Securities in the public offering exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section VII, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section VII are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

         VIII. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

         IX. Termination of Agreement.

         A. Termination; General. The Representative may terminate this Agreement, by written notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (1) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (3) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (4) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(5) if a banking moratorium has been declared by either Federal, Delaware or New York authorities.

         B. Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections I, V, VI and VIII shall survive such termination and remain in full force and effect.

         X. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         1. if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         2. if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section X shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company or any Selling Shareholder to sell the relevant Option Securities, as the case may be, either the (i) Representative or
(ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section X.

         XI. Default by one or more of the Selling Shareholders or the Company.

         A. If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro-rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth on Schedule B hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections I, IV, VI, VII and VIII shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section XI shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Shareholder as referred to in this Section XI, each of the Representative and the Company shall have the right to postpone Closing Time or Date of

Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         B. If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections I, IV, VI, VII and VIII shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         XII. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

         XIII. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of David Iwan with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP at One New York Plaza, New York, New York 10004, attention of Stuart Gelfond; notices to the Company shall be directed to it at 14 Haywarad Street, Quincy, Massachusetts 02171, attention of Michael L. Hurt, with a copy to Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California 94065, attention of Craig W. Adas; and notices to the Selling Shareholders shall be directed to Genstar Capital, Four Embarcadero Center, Suite 1900, San Francisco, California 94111, attention of Jean-Pierre Conte, with a copy to Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California 94065, attention of Craig W. Adas.

         XIV. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (A) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (B) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (C) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (D) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (E) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

         XV. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections VI and VII and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         XVI. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         XVII. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO CITY TIME.

         XVIII. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         XIX. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Attorney-in-Fact for the Selling Shareholders and Caisse de depot et placement du Quebec a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                 Very truly yours,

                                 ALTRA HOLDINGS, INC.

                                 By
                                   ------------------------------------------
                                    Name:
                                    Title:


                                 Caisse de depot et placement du Quebec

                                 By
                                   ------------------------------------------
                                    Name:
                                    Title:


                                 By
                                   ------------------------------------------
                                    As Attorney-in-Fact acting on behalf of
                                    the Selling Shareholders named in
                                    Schedule B hereto, other than Caisse de
                                    depot et placement du Quebec

CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
JEFFERIES & COMPANY
WACHOVIA SECURITIES
ROBERT W. BAIRD & CO.
By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED

By
   -------------------------------------------------------
                      Authorized Signatory

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                                Number of
Name of Underwriter                                                                         Initial Securities
                                                                                            ------------------

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.....................................................
Jefferies & Company.............................................................
Wachovia Securities ...............................................
Robert W. Baird & Co.
         Total..................................................................
                                                                                            =================

                                    Sch A-1

                                   SCHEDULE B



                                                     Number of Initial               Maximum Number of Option
                                                   Securities to be Sold               Securities to Be Sold
                                                   ---------------------             -------------------------
ALTRA HOLDINGS, INC.......................               3,333,334                                   0

Genstar Capital Partners III, L.P.........               4,824,121                             903,247

Stargen III, L.P..........................                 173,877                              32,556

Caisse de depot et placement du Quebec....               1,346,391                             252,093

Frank Bauchiero MKC Worldwide.............                  37,500                              56,250

Frank Bauchiero...........................                   3,413                               5,119

Larry McPherson...........................                  15,913                              23,869

Lee Hess..................................                   2,500                               1,250

Thomas Hunt...............................                   2,500                               1,250

Michael L. Hurt...........................                  94,140                             141,210

Carl Christenson..........................                  63,136                              31,568

David Wall................................                  24,500                              12,250

William J. Duff...........................                  15,300                               7,650

Edward L. Novotny.........................                  14,000                               7,000

Gerald Ferris.............................                  12,250                               6,125

Craig Schuele.............................                  12,250                               6,125

Donald S. Wierbinski......................                   6,650                               3,325

Thomas Tatarczuch.........................                   5,000                               2,500

Mark Stuebe...............................                   4,650                               2,325

David Zietlow.............................                   3,900                               1,950

David J. Ebling...........................                       0                                   0

Timothy McGowan...........................                   3,425                               1,713

Virginia Christenson......................                   1,250                                 625

Total.....................................              10,000,000                           1,500,000


                                   SCHEDULE C
                              ALTRA HOLDINGS, INC.
                           [ ] Shares of Common Stock
                          (Par Value $0.001 Per Share)

1. The initial public offering price per share for the Securities, determined as provided in said Section II, shall be $[ ].

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $ [ ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section II(B) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                  [SCHEDULE D]


Genstar Capital Partners III, L.P.

Caisse de depot et placement du Quebec

Stargen III, L.P.

William J. Duff

Donald S. Wierbinski

Thomas Tatarczuch

Mark Stuebe

David Zietlow

Lee Hess

Thomas Hunt

Virginia Christenson

Michael L. Hurt

Carl Christenson

David Wall

Edward L. Novotny

Craig Schuele

Gerald Ferris

Timothy McGowan

Jean-Pierre L. Conte

Richard D. Paterson

Darren J. Gold

Frank Bauchiero

Larry McPherson

Frank Bauchiero, MKC Worldwide

                                  [SCHEDULE E]

            [SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION V(B)

                                December __, 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representative of the several Underwriters
Jefferies & Company
Wachovia Securities
Robert W. Baird & Co.
c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
4 World Financial Center
New York, New York  10080


Ladies and Gentlemen:

      We have acted as counsel to Altra Holdings, Inc. (the "Company") in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Purchase Agreement dated as of December __, 2006 (the "Agreement") by and among the Company, the persons and entities listed in Schedule B thereto (the "Selling Stockholders"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other underwriters named in Schedule A thereto (collectively, the "Underwriters"), in connection with (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.001 per share, of the Company ("Common Stock") set forth in Schedules A and B thereto and (ii) the grant by the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described therein to purchase all or any part of 1,500,000 additional shares of Common Stock to cover overallotments, if any (collectively, the "Offering"). This opinion is being rendered to you pursuant to Section V.B. of the Agreement. Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

      In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreement, the Registration Statement on Form S-1 (file No. 333-137660) filed on September 29, 2006, as amended (the "Registration Statement"), the prospectus dated December __, 2006 (the "Prospectus") and such corporate, partnership, and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us

December __, 2006
Page 2

as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement, after consultation with such other lawyers in our firm, as each such actively involved lawyer has deemed appropriate.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

      1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified in Schedule A hereto.

      2. As of the date of this opinion and prior to the consummation of the Offering and transactions contemplated by the Agreement (i) the authorized capital stock of the Company will consist of 50,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share and (ii) there were ________ shares of common stock and _________ shares of preferred stock, issued and outstanding. All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights pursuant to law or in the Company's Amended and Restated Certificate of Incorporation.

      3. The shares of Common Stock to be issued pursuant to the Agreement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Company's Amended and Restated Certificate of Incorporation.

      4. All of the outstanding shares of capital stock, limited liability interests or partnership interests of Altra Industrial Motion, Inc. and its subsidiaries organized or incorporated under the laws of the State of Delaware and listed on Schedule B (the "Delaware Subsidiaries") are owned of record by the Company, directly or through its subsidiaries. To our knowledge and except as otherwise described in the Registration Statement, such shares or interests are also owned beneficially by the Company and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances and are duly authorized, validly issued, fully paid and nonassessable, and

December __, 2006
Page 3

have not been issued in violation of any preemptive rights pursuant to law or the applicable organizational documents.

      5. Each Delaware Subsidiary is a corporation, partnership or limited liability company validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate, partnership, or limited liability company power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus. Each Delaware Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction identified in Schedule A hereto.

      6. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company.

      7. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Amended and Restated Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule C hereto, (iii) Delaware, New York or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which we are aware.

      8. No consent, approval, waiver, license or authorization or other action by or filing with any Delaware corporate, New York corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for (i) the filing of the Company's Amended and Restated Certificate of Incorporation, (ii) filings required under federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and (iii) those already obtained.

      9. The Registration Statement and the Prospectus (except for the financial statements and related notes thereto, the financial statement schedules and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which we express no opinion,) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Regulations.

December __, 2006
Page 4


      10. The Registration Statement has become effective under the 1933 Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement. To our knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by such Rule.

      11. The statements (A) in the Prospectus under the captions "Description of Capital Stock," "Material U.S. Tax Considerations for Non-US Holders of Common Stock" and "Description of Indebtedness" and (B) in the Registration Statement in response to the requirements of Item 14 of Form S-1, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

      12. Except as disclosed in the Prospectus, to our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

      13. Except as disclosed in the Prospectus, to our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or any of its subsidiaries or properties that relates to any of the transactions contemplated by the Agreement.

      14. The Company is not, and, after giving effect to the issuance of the Securities in accordance with the terms of the Agreement and the application of the proceeds therefrom as described in the Prospectus and the consummation of the other transactions contemplated by the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      The opinions expressed herein are limited to the laws of the State of New York, the corporate, partnership and limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

      The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or

December __, 2006
Page 5


relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                                     Very truly yours

                                                                       Exhibit B

             FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION V(C)

                                December __, 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representative of the several Underwriters
Jefferies & Company
Wachovia Securities
Robert W. Baird & Co.
c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

      We have acted as counsel to the persons and entities listed on Schedule A hereto (each, a "Selling Stockholder" and collectively, the "Selling Stockholders") in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Purchase Agreement dated as December __, 2006 (the "Agreement") by and among Altra Holdings, Inc. (the "Company"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other underwriters named in Schedule A thereto (collectively, the "Underwriters"), Caisse de depot et placement du Quebec ("CDPQ") and the Selling Stockholders in connection with (i) the sale by the Company, CDPQ and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.001 per share, of the Company ("Common Stock") set forth in Schedules A and B thereto and (ii) the grant by CDPQ and the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described therein to purchase all or any part of 1,500,000 additional shares of Common Stock to cover overallotments, if any (collectively, the "Offering"). This opinion is being rendered to you pursuant to Section V.C. of the Agreement. Capitalized terms defined in the Agreement and used (but not otherwise defined) herein are used herein as so defined.

      In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreement, the Power of Attorney (the "Power of Attorney"), the Registration Statement on Form S-1 (file No. 333-137660) filed on September 29, 2006, as amended (the "Registration Statement"), the prospectus dated December __, 2006 (the "Prospectus") and such corporate, partnership, and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Selling Stockholders, and have made such inquiries of such officers

December  ,2006
Page 2

and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Selling Stockholders and upon the representations and warranties of the Company contained in the Agreement. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement, after consultation with such other lawyers in our firm in our possession, as each such actively involved lawyer has deemed appropriate.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

      1. No consent, approval, waiver, license or authorization or other action by or filing with any federal governmental authority is required in connection with the performance by each of the Selling Stockholders of their obligations under the Agreement, except for (i) filings required under federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and (ii) those already obtained.

      2. The execution, delivery and performance of the Agreement and Power of Attorney by each Selling Stockholder have been duly authorized by all necessary corporate or partnership action, as applicable, on the part of the Selling Stockholder. Each Power of Attorney has been duly and validly executed and delivered by the respective Selling Stockholder named therein and constitutes the legal, valid and binding obligation of each Selling Stockholder.

      3. The Agreement has been duly executed and delivered by or on behalf of each Selling Stockholder.

      4. The execution and delivery by each Selling Stockholder of the Agreement and the Power of Attorney and the performance by each Selling Stockholder of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the limited partnership agreement, Certificate of Incorporation or by-laws of each Selling Stockholder, if applicable, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument listed on Schedule B hereto, (iii) Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in

December  ,2006
Page 3

this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Selling Stockholder of which we are aware.

      5. Each of the Selling Stockholders is the owner of record of the Common Stock listed next to such Selling Stockholder's name on Schedule B of the Agreement. To our knowledge and except as otherwise described in the Registration Statement, such shares are also beneficially owned by such Selling Stockholder and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances.

      6. Assuming that the Underwriters acquire the Common Stock being sold to it by the Selling Stockholders pursuant to the Agreement without notice of an adverse claim thereto, upon (a) the delivery to the Underwriters of the certificates representing such Common Stock accompanied by an effective indoresement in blank by the Selling Stockholders, (b) the payment therefor in accordance with the terms of the Agreement and (c) the acquisition by the Underwriters of control of such Common Stock, the Underwriters will be protected purchasers and will acquire such Common Stock free of any adverse claim. For purposes of this Paragraph 6, the terms "delivery", "control", "adverse claim", "notice of an adverse claim" and "protected purchaser" have the respective meanings ascribed thereto in Sections 8-301, 8-106, 8-102(a)(1), 8-105 and 8-303(a) of the Uniform Commercial Code in effect in the State of New York (the "UCC").

      The opinions expressed herein are limited to the laws of the State of New York, the corporate, partnership and limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

      The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                Very truly yours,

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION V(K)]

                                                                       Exhibit C

                                  [   , 2006]
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated,

JEFFERIES & COMPANY
WACHOVIA SECURITIES
ROBERT W. BAIRD & CO.
  as Representative of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, New York  10080

         Re:      Proposed Public Offering by Altra Holdings, Inc.

Dear Sirs:

         The undersigned, a stockholder, officer, director and/or employee of Altra Holdings, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Jefferies & Company, Wachovia Securities and Robert W. Baird & Co., propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Shareholders providing for the public offering of shares (the "Public Offering") of the Company's common stock, par value $0.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer, director and/or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the foregoing restrictions will not apply to transfers of the Lock-Up Securities (A) as a bona fide gift, provided that each donee thereof agrees to be bound in writing by the restrictions set forth herein, (B) to any trust or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or authorized representative of such other entity, as applicable, agrees to be bound in writing by the restrictions set forth herein, or (C) to any of its members, partners, shareholders or the equivalent thereof, and such transferee may transfer Lock-Up Securities to any other members, partners, or shareholders or the equivalent thereof; provided, however, that (x) in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Lock-Up Securities subject to the provisions of this lock-up agreement and there shall be no further transfer of such Lock-Up Securities except in accordance with this Agreement, and (y) no such transfer shall be effected on the New York Stock Exchange, NASDAQ Global Market, the over-the-counter market or any other system providing share price quotations.

         Notwithstanding the foregoing, the undersigned may sell shares of Common Stock purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

         Notwithstanding the foregoing, if:

         (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

         (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period;

the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

                  The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section XII of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

         The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

         The obligation of the undersigned shall terminate if the Public Offering shall not have been effected on or before February 15, 2007.



                                        Very truly yours,

                                        Signature:
                                                  -----------------------------

                                        Print Name:
                                                   ----------------------------